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                                                                       EXHIBIT 2


                         AGREEEMENT AND PLAN OF MERGER
          (INCLUDED AS APPENDIX "A" TO THE PROXY STATEMENT-PROSPECTUS)

                         Omitted Schedules and Annexes


         Pursuant to Item 601(b)(2) of Regulation S-K, the schedules, annexes and exhibits to Exhibit 2 of this Registration Statement have been omitted. Set forth below is a list of such omitted documents.



         Exhibit A             -        Schedule of FTNC stock reserved for issuance or with respect to which commitments exist

         Exhibit B             -        Schedule of Planters Bank stock reserved for issuance or with respect to which commitments exist

         Exhibit II(A)(1)      -        Same as Exhibit B

         Exhibit III(C)(1)     -        Significant subsidiaries of FTNC

         Exhibit III(C)(2)     -        Significant subsidiaries of Planters Bank

         Exhibit III(J)(1)     -        Undisclosed material litigation of FTNC

         Exhibit III(J)(2)     -        Undisclosed material litigation of Planters Bank

         Exhibit III(K)(1)     -        Unfiled material contracts of FTNC

         Exhibit III(K)(2)     -        Unfiled material contracts of Planters Bank

         Exhibit IV(P)         -        Form of Rule 145 Affiliate Letter